Exhibit 5

              [LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]

                                  June 16, 2003

RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, NC 27409

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to RF Micro Devices, Inc. (the "Company") in connection with the registration by the Company of 158,704 shares of its Common Stock, no par value (the "Shares") that may be subsequently offered and sold by certain shareholders of the Company from time to time, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied on certificates of officers and directors of the Company with respect to factual matters set forth therein.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

         This opinion is limited to the corporate laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Womble Carlyle Sandridge & Rice, PLLC